EXHIBIT 99.1
For Immediate Release
LULULEMON ATHLETICA ANNOUNCES RESIGNATION OF MICHAEL TATTERSFIELD
February 19, 2008 — Vancouver, Canada — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that Michael Tattersfield has resigned as Executive Vice President, Retail Logistics and Sourcing due to personal and family reasons.
Mr. Tattersfield served as Chief Operating Officer of lululemon since joining the company in October 2006. In January 2008, due to the rapid growth of the company, the role was split with Mr. Tattersfield focusing on the leadership of the logistics and supply chain team. Christine Day, a 20 year veteran of Starbucks, was hired to bring her extensive expertise in high growth retail operations to lead the areas of Canadian, US and International store operations, wholesale and phone sales, real estate development, and community relations.
Effective immediately, sourcing, production and logistics will report directly to Robert Meers, CEO of lululemon athletica. Christine Day will continue to serve in her position as Executive Vice President Retail Operations.
Mr. Meers, CEO of lululemon commented, “Mike Tattersfield was instrumental in leading lululemon through the impressive growth of 27 stores throughout 2007 and playing a key role in identifying and hiring many of our senior management team. We are very appreciative of Mike’s contributions and wish him well in his future endeavors.” Mr. Meers continued, “We are fortunate to have a strong team in place and fully operational. With the addition of Christine Day, who as head of retail operations has already made significant contributions to the company, along with our skilled executives in sourcing, logistics and production in place, I feel confident that there will be no disruption to our business and that we will continue to seamlessly execute on our growth plans.”
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com http://www.lululemon.com/.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to locate suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States and other new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to maintain recent levels of comparable store sales or average sales per square foot; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our filings with the Securities and Exchange Commission (“the SEC”), including Risk Factors contained in our final prospectus relating to our initial public offering included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the SEC, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC. Our filings with the SEC are available at www.sec.gov http://www.sec.gov/. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contacts:
Investors:
ICR
Joseph Teklits
203-682-8258
Media:
FD
Evan Goetz, Diane Zappas
212.850.5600